EXHIBIT 10.1

AMENDMENT NO. 1
TO
AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 29, 2010 (this “Amendment Agreement”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Wells Partnership”; Wells Timberland and Wells Partnership each a “Borrower” and together, the “Borrowers”), the various other Loan Parties (as hereinafter defined) parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrowers, Wells TRS Harvesting Operations, LLC, Wells Timberland REIT, Inc., Wells Timberland TRS, Inc., Wells Timberland HBU, LLC (such entities, together with the Borrowers, collectively, the “Loan Parties”), the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 24, 2010 (the “Existing Credit Agreement”);
WHEREAS, the Loan Parties have requested that, as of the Effective Date (as hereinafter defined), the Existing Credit Agreement be amended as set forth in this Amendment Agreement; and
WHEREAS, pursuant to Section 11.1 of the Existing Credit Agreement, the Administrative Agent and the Required Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;
NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.1.    Certain Definitions. The following terms (whether or not underscored) when used in this Amendment Agreement shall have the following meanings:

“Administrative Agent” is defined in the preamble.
“Amended Credit Agreement” is defined in Article IV.
“Amendment Agreement” is defined in the preamble.
“Borrower(s)” is defined in the preamble.
“Effective Date” is defined in Section 5.1.
“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the preamble.
“Loan Parties” is defined in the first recital.
“Wells Partnership” is defined in the preamble.
“Wells Timberland” is defined in the preamble.
SECTION 1.2.    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE Ii

AMENDMENTS
SECTION 2.1.    By this Amendment Agreement, the follow definition of “Receipt Waterfall Period” is hereby added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order:

“Receipt Waterfall Period” means, for each Receipt Waterfall Date designated in accordance with clause (a) of Section 9.3, an approximately one month period beginning on the date three Business Days prior to the last Receipt Waterfall Date and ending on the date three Business Days prior to the designated Receipt Waterfall Date; provided, that for the first Receipt Waterfall Date designated after [June __, 2010] Insert date of this Amendment Agreement. (and only with respect to such Receipt Waterfall Date), “Receipt Waterfall Period” shall mean an approximately 27 day period beginning on the last Receipt Waterfall Date and ending on the date three Business Days prior to such designated Receipt Waterfall Date.
SECTION 2.2.     By this Amendment Agreement, clause (a) of Section 7.1.12 (“Interest Reserve Account”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(a) On the Funding Date the Borrowers shall deposit in a deposit account at the Domestic Account Bank (the “Interest Reserve Account”) in the name of Wells Timberland and for the benefit of the Administrative Agent, as first priority secured party for the benefit of the Lender Parties, the sum representing approximately six-months interest on the Loans, calculated on a quarterly basis using a forward looking estimation of interest on the Loans, including the effect of any Rate Protection Agreements, as determined by the Borrowers and approved by the Administrative Agent (said funds, together with any interest thereon, the “Interest Reserve”). An Event of Default shall occur automatically under Section 8.1.3 of this Agreement if at any time, without the prior written consent of the Administrative Agent in its sole discretion, Wells Timberland, any other Loan Party or any Person acting as agent for or otherwise on behalf of Wells Timberland or any other Loan Party withdraws or attempts to withdraw any funds from, directs or attempts to direct the Domestic Account Bank to make a payment using funds deposited in, or otherwise uses or offers as collateral (or attempts to do so) any funds or rights associated with, the Interest Reserve Account. Wells Timberland and each other Loan Party acknowledge that the Domestic Account Bank may comply with instructions originated by the Administrative Agent without further consent by any of Wells Timberland or the other Loan Parties. Notwithstanding the foregoing, funds of Wells Timberland that are deposited in the Interest Reserve Account may at the direction of Wells Timberland, if no Default or Event of Default has occurred and is continuing, be invested in one or more Cash Equivalent Investments; provided, that under no circumstances shall the Lender Parties be liable for any losses that may be incurred by the Borrowers in the making of any such Cash Equivalent Investments. Except as provided below for periods in which the Loan to Value Ratio is less than 30%, the Borrowers shall be required to maintain an Interest Reserve representing approximately six-months interest on the Loans (as determined by the Borrowers and approved by the Administrative Agent), which shall be funded from the Receipt Waterfall, if necessary. During periods in which the Loan to Value Ratio is less than 30%, the Borrowers shall be required to maintain an Interest Reserve representing approximately three-months interest on the Loans (as determined by the Borrowers and approved by the Administrative Agent), which shall be funded from the Receipt Waterfall, if necessary. If and when the Interest Reserve Account is reduced to a level of approximately three-months interest on the Loans, as provided in the immediately preceding sentence, any excess funds in the Interest Reserve Account at such time shall be deposited directly into the Receipt Account for application in accordance with the Receipt Waterfall. An Event of Default shall not result hereunder if the applicable Interest Reserve is not maintained as a result of insufficient funds being available from the Receipt Waterfall (it being understood that, notwithstanding the foregoing, compliance with the second sentence of this clause (a) of Section 7.1.12 and compliance with the Fixed Charge Coverage Ratio are separate and independent requirements that the Borrowers are required to comply with as herein provided). If at any time the Borrowers fail to pay accrued interest on the Loans when due, the Administrative Agent may in its sole discretion, without notice to or any consent by the Borrowers, apply amounts on deposit in the Interest Reserve Account to pay such interest, and the Borrowers, subject to the terms of the Receipt Waterfall, shall be required to deposit into the Interest Reserve Account an amount so that, in the determination of the Borrowers (subject to the approval of the Administrative Agent), approximately six-months of accrued interest (or three-months of accrued interest if the then applicable Loan to Value Ratio is less than 30%) on the Loans is on deposit therein. All interest which accrues on the Interest Reserve shall be taxable to the Borrowers, and shall be retained in the Interest Reserve Account until the Interest Reserve is fully funded, at which time amounts in the Interest Reserve exceeding six-months of interest or three-months of interest (as applicable) on the Loans (as determined by the Borrowers and approved by the Administrative Agent) shall be transferred to the Receipt Account and applied as provided in Section 9.3.
SECTION 2.2. By this Amendment Agreement, Subsection 9.2 (“Deposit of Revenues into the Receipt Account”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 9.2    Deposit of Revenues into the Receipt Account.
(a) By 2:00 p.m. on each Receipt Waterfall Date, Wells Timberland shall pay directly into the Receipt Account all funds deposited into the Revenue Account during the Receipt Waterfall Period for such Receipt Waterfall Date, less ordinary course operating expenses for the immediately following month as set forth in the most recently approved operating expense budget (which ordinary course operating expenses shall be deposited directly into the Expense Account in accordance with clause (a) of Section 7.1.17).
(b)    Wells TRS Subsidiary shall pay directly into the Revenue Account (i) as and when due, all amounts owing by Wells TRS Subsidiary to Wells Timberland pursuant to the Master Stumpage Agreement or otherwise and (ii) by 2:00 p.m. on each Receipt Waterfall Date, all funds deposited into the Wells TRS Subsidiary Account during the Receipt Waterfall

Period for such Receipt Waterfall Date, less all ordinary course expenses incurred by Wells TRS in the previous month and all budgeted ordinary course operating expenses for the immediately following month.
(c)    As soon as available and in no event less than once per month, the Borrowers or Wells REIT shall provide the Equity Raise Monthly Accounting Statement to the Administrative Agent. By 2:00 p.m. on each Receipt Waterfall Date, the Borrowers shall cause Wells REIT to direct all funds deposited into the Domestic Equity Raise Account and the International Equity Raise Account during the Receipt Waterfall Period for such Receipt Waterfall Date, less (i) any commissions due to unaffiliated third parties and (ii) any funds necessary to make dividends, distributions and other payments permitted by clause (y)(D) of the proviso of Section 7.2.6 (regarding redemptions by Wells REIT upon death or disability of its shareholders), to be deposited directly into the Receipt Account, which deposited funds shall correspond to the amount to be deposited as listed on the Equity Raise Monthly Accounting Statement.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make the amendments provided for in Article II, the Borrowers hereby jointly and severally (a) represent and warrant that (i) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.
ARTICLE IV

ACKNOWLEDGMENT OF LOAN PARTIES

By executing this Amendment Agreement, each of the Loan Parties hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Existing Credit Agreement shall refer to the Existing Credit Agreement after giving effect to this Amendment Agreement (the Existing Credit Agreement, as so amended the “Amended Credit Agreement”).
ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1.    Effective Date. This Amendment Agreement shall become effective on such date (herein called the “Effective Date”) on or before July 15, 2010 if and when the conditions set forth in this Section 5.1 have been satisfied.

SECTION 5.1.1    Execution of Agreement. The Administrative Agent shall have received counterparts of this Amendment Agreement duly executed and delivered on behalf of the Borrowers, each of the other Loan Parties, the Administrative Agent and all the Lenders.

SECTION 5.1.2    Representations and Warranties. The representations and warranties made by the Borrowers pursuant to Article III hereof as of the Effective Date shall be true and correct.

SECTION 5.1.3    Deposit Account Control Agreement. The Administrative Agent shall have received from with respect to the Interest Reserve Account, a duly executed Deposit Account Control Agreement reflecting the terms of clause a of Section 7.1.12 of the Amended Credit Agreement and otherwise in form and substance satisfactory to the Administrative Agent in its sole discretion.

SECTION 5.1.4    Expiration. If the Effective Date has not occurred on or prior to July 15, 2010, this Amendment Agreement shall, unless otherwise agreed by the Administrative Agent, terminate immediately on such date and without further action and be of no force or effect.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1    Cross-References. References in this Amendment Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment Agreement.

SECTION 6.2    Loan Document Pursuant to Amended Credit Agreement. This Amendment Agreement is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3    Limitation of Amendment. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of either of the Borrowers or any other Loan Party which would require the consent of the Administrative Agent or any of the Lenders under the Existing Credit Agreement or any other Loan Document.

SECTION 6.4    Counterparts. This Amendment Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 6.5    Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6    Further Assurances. The Borrowers shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Amendment Agreement, the Amended Credit Agreement and the other Loan Documents.

SECTION 6.7    Costs and Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent (including the fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Amendment Agreement and the other agreements and documents entered into in connection herewith.

SECTION 6.8    GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AMENDMENT AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS:

TIMBERLANDS II, LLC

By:    WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager
By:    /s/ Brian M. Davis_____________________
Name: Brian M. Davis
Title: SVP and Chief Financial Officer

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P.

By: WELLS TIMBERLAND REIT, INC., as General Partner

By: /s/ Douglas P. Williams__________________
Name: Douglas P. Williams
Title: Executive Vice President

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OTHER LOAN PARTIES:
WELLS TRS HARVESTING OPERATIONS, LLC
By:    FOREST RESOURCE CONSULTANTS, INC., as Manager

By:_/s/ David T. Foil________________________
Name: David T. Foil
Title: President

WELLS TIMBERLAND REIT, INC.

By:    /s/ Douglas P. Williams__________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS TIMBERLAND TRS, INC.

By:    /s/ Douglas P. Williams__________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS TIMBERLAND HBU, LLC
By:    WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC,, as Manager

By:     /s/ Brian M. Davis_____________________
Name: Brian M. Davis
Title: SVP and Chief Financial Officer

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ADMINISTRATIVE AGENT AND LENDER:
COBANK, ACB,
as Administrative Agent and a Lender
By: /s/Michael Tousignant______________
Name: Michael Tousignant
Title: Vice President
OTHER LENDERS:

AGFIRST FARM CREDIT BANK

By: /s/ Victoria Kovalenko______________
Name: Victoria Kovalenko
Title: Vice President

WELLS FARGO BANK, N.A.

By:    /s/ Brian P. Rubins ________________
Name: Brian P. Rubins
Title: Director
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:    /s/ Theodore Cox_________________
Name: Theodore Cox
Title: Executive Director

By:    /s/ Rebecca Morrow_______________
Name: Rebecca Morrow
Title: Executive Director

METROPOLITAN LIFE INSURANCE COMPANY

By:    /s/ W. Kirk Duruis_________________
Name: W. Kirk Duruis
Title: Director